SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


Date of Report (Date  of  earliest  event  reported):  JUNE  21,  2001

                        FULL  MOON  UNIVERSE,  INC.
                        ---------------------------
        (Exact  name  of  registrant  as  specified  in its charter)

     WASHINGTON                         1-1337               91-0684860
     ----------                         ------               ----------
(State or other jurisdiction         (Commission          (IRS Employer
of  incorporation)                    File  Number)       Identification No.)


     1645  NORTH  VINE  STREET  -  9TH  FLOOR,     HOLLYWOOD,  CA  90028
     -------------------------------------------------------------------
                    (Address  of  principal  executive  offices)

Registrant's telephone number, including area code:    (323)  468-0599

                                      N/A
      (Former  name  or  former  address, if changed since last report)

ITEM  5.  OTHER  EVENTS

The Company is unable make the June 21, 2001 payments due to a secured creditor under the terms of three secured promissory notes. The notes are now in default. The notes are secured by the Company's property including all royalties, accounts receivable and other intangible property as well as all inventory and other tangible personal property.

Under the terms of the notes, payment of the principal in the amount of $2,245,000 and $160,825 of accrued interest is accelerated and is now immediately due and payable. In addition, interest on the outstanding principal balance is increased from nine and one half percent (9.5%) per annum to twelve percent per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


FULL  MOON  UNIVERSE,  INC.


Date:     June  21,  2001

   /s/ Charles Band
By:-------------------------------
   Charles  Band,  President